Exhibit 5.1

        [Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]





February 25, 2005

Dow Jones & Company, Inc.
200 Liberty Street
New York, New York 10281

Ladies and Gentlemen:

          We are acting as special counsel to Dow Jones & Company, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange up to $225,000,000 aggregate principal amount of its new 3.875% Senior Notes due 2008 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding 3.875% Senior Notes due 2008 (the "Outstanding Notes" and together with the Exchange Notes, the "Notes") pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 25, 2005. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

          (a) the Indenture dated February 17, 2005 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"); and

          (b)  the form of the Notes.

          The documents referred to in items (a) and (b) above are collectively referred to as the "Documents."

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in each of the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to each of the Documents with their respective covenants and agreements contained therein.

          To the extent it may be relevant to the opinion expressed herein, we have assumed (i) that the Exchange Notes have been duly authenticated and delivered by the Trustee, (ii) that all of the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby, (iii) that the Documents have been duly authorized, executed and delivered by all of the parties thereto and constitute valid and binding obligations of all the parties thereto (other than the Company) enforceable against such parties in accordance with their respective terms, and (iv) that all of the parties to the Documents will comply with all laws applicable thereto.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

          The  opinion  set  forth  above  is  subject  to  the   following
qualifications:

          (A) We express no opinion as to the validity,  binding  effect or
enforceability   of  any   provision   of   the   Documents   relating   to
indemnification, contribution or exculpation.

          (B) We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

               (i) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

               (ii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;

               (iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

               (iv) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

               (v) which may be construed to be in the nature of a penalty.

          (C) Our opinion is subject to the following:

               (i) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors' rights and remedies generally;

               (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

               (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.

          The opinion expressed herein is limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinion expressed herein is solely for your benefit in connection with the transaction covered in the first paragraph of this letter and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                              Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
                              /S/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP